SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report:  July 27, 1999
                       (Date of earliest event reported)



                     Inland Retail Real Estate Trust, Inc.
            (Exact name of registrant as specified in the charter)



        Maryland                       333-64391              36-4246655

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)



                             2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Address of Principal Executive Offices)


                                (630) 218-8000
              (Registrant's telephone number including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Boynton Commons, Boynton Beach, Florida

On July 27, 1999, we purchased an existing 210,772 gross leasable square foot shopping center known as Boynton Commons by acquiring the interests of two companies affiliated with our Advisor, Inland Southeast Investment Corporation and Inland Southeast Acquisition Corp. (collectively, the "Boynton Commons Affiliates"), in Inland Boynton Investment, L.L.C. and Inland Boynton Acquisitions, L.L.C., respectively. Those two limited liability companies are the general partners of Boynton Beach Development Associates (the "Boynton Commons Property Partnership"), which is a general partnership that owns the entire fee simple interest in Boynton Commons.

Boynton Commons is located on the southwest corner of North Congress Avenue and Old Boynton Road, in Boynton Beach, Palm Beach County, Florida.

Inland Boynton Investment, L.L.C. and Inland Boynton Acquisitions, L.L.C. purchased the interests of the former general partners of the Boynton Commons Property Partnership on March 22, 1999 from unaffiliated third parties. The $30,563,440 we paid for this property represents the total costs incurred by the Boynton Commons Affiliates as of July 27, 1999 in connection with their purchase, through Inland Boynton Investment, L.L.C and Inland Boynton Acquisitions, L.L.C., of the general partnership interests in the Boynton Commons Property Partnership. Such costs consist of the following paid by the Boynton Commons Affiliates:

    *   Purchase Price.......................... $30,250,000
    *   Acquisition costs to third parties......      67,165
    *   Financing costs to an Inland affiliate..     137,767
    *   Financing costs to third parties........     108,508

                                 Total.......... $30,563,440
                                                 ============

Our acquisition cost is approximately $145 per square foot of leasable space. We paid a total of $6,262,193 to the Boynton Commons Affiliates, since the outstanding balance of the first mortgage loan and certain prorations were credited against the purchase price. That entire amount, plus an additional $346,371 provided by the Boynton Commons Affiliates, was paid to Inland Mortgage Investment Corporation, an Inland Affiliated Company, as payment in full of two promissory notes evidencing loans made to the Boynton Commons Affiliates in connection with their purchase in March 1999 of this property. There may be additional expenses incurred by the Boynton Commons Affiliates related to their acquisition of this property, which we will pay.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this property subject to a first mortgage and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secures two promissory notes in the aggregate principal amount of $24,200,000, which we reduced to $22,922,580 concurrently with the acquisition. One promissory note is in the principal amount of $15,125,000, requires monthly payments of interest only at the fixed rate of 7.21% per annum and is due March 19, 2006. The other note which currently has an outstanding principal balance of $7,797,580 requires monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index and is due March 19, 2000.

Boynton Commons, which is situated on approximately 23 acres and was built in 1998, consists of two one-story, multi-tenant retail buildings, one single tenant stand alone building and three outlot buildings. As of July 27, 1999, this property was 91% leased. Tenants leasing more than 10% of the total square footage currently include The Sports Authority, a sporting goods store; Bed, Bath & Beyond, a home furnishings store; Barnes & Noble, a display and retail sale and/or rental of books, magazines and other media store, and PetSmart, a pet and pet accessory retail store. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------

The Sports
  Authority          42,972      20.39        8.00        03/98        03/13
  Option 1                                   10.00        04/13        03/18
  Option 2                                   11.00        04/18        03/23
  Option 3                                   12.00        04/23        03/28

Bed, Bath
  & Beyond           37,559      17.82       10.50 to     05/98        01/14
                                             11.50
  Option 1                                   12.50        02/14        01/19
  Option 2                                   13.50        02/19        01/24
  Option 3                                   14.50        02/24        01/29

Barnes & Noble       27,000      12.81       15.00 to     10/97        02/13
                                             16.25 to
                                             17.50
  Option 1                                   19.00        03/13        02/18
  Option 2                                   21.00        03/18        02/23
  Option 3                                   23.00        03/23        02/28

Petsmart             22,486      10.67       10.75 to     06/98        01/14
                                             11.00 to
                                             11.50
  Option 1                                   12.25        02/14        01/19
  Option 2                                   13.00        02/19        01/24
  Option 3                                   13.75        02/24        01/29
  Option 4                                   14.50        02/29        01/34
  Option 5                                   15.25        02/34        01/39

For federal income tax purposes, our depreciable basis in this property will be approximately $21,865,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the year ended December, 1998 (the most recent tax year for which information is generally available) were $190,685. Real estate taxes for the year ended December, 1999 are expected to be approximately $400,000. Since this property was under development during 1998, it is subject to reassessment for real estate taxes for 1999 and subsequent years.

On July 27, 1999, a total of 192,188 square feet was leased to 13 tenants at this property. The following tables set forth certain information with respect to the leases with these tenants as of July 27, 1999:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------

Barnes & Noble      27,000      02/13     3/5 yr.      405,000         15.00
Petsmart            22,486      01/14     5/5 yr.      241,732         10.75
The Sports
  Authority         42,972      03/13     3/5 yr.      343,776          8.00
Bed, Bath & Beyond  37,559      01/14     3/5 yr.      394,370         10.50
Party City          12,000      01/09     2/5 yr.      174,000         14.50
Pak Mail Centers     1,096      11/03    1/3 yr./       27,400         25.00
                                          1/2 yr.
Father & Son
  Restaurants        1,900      12/03     1/5 yr.       47,500         25.00
The Hasty Mortgage
  Corporation        1,520      10/03        -          38,000         25.00
Gianna Christine
  Salon & Day Spa    3,200      06/04     2/5 yr.       83,200         26.00
The Mens Warehouse   5,000      07/08     2/5 yr.      100,000         20.00
Old Navy            15,400      06/08     1/5 yr.      170,000         11.04
Walgreen Co.        15,930      08/58        -         254,880         16.00
Tony Roma's Famous
  For Ribs           6,125      03/08     3/5 yr.       80,000         13.06
Vacant              18,584

(1) Each tenant also pays its proportionate share of real estate taxes, insurance, management fees and common area maintenance costs. In addition, Party City, The Hasty Mortgage Corporation, Gianna Christine Salon and Day Spa, Old Navy, Bed, Bath & Beyond, Walgreens and Tony Roma's Famous For Ribs pay, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          -           -           -        2,322,651        -           -             -

   2000          -           -           -        2,370,712        -           -             -

   2001          -           -           -        2,369,745        -           -             -

   2002          -           -           -        2,378,433        -           -             -

   2003          3          4,516     112,900     2,409,686      25.00        2.14          0.05

   2004          1          3,200      83,200     2,276,824      26.00        1.52          0.04

   2005          -           -           -        2,228,152        -           -             -

   2006          -           -           -        2,228,152        -           -             -

   2007          -           -           -        2,228,152        -           -             -

   2008          3         26,525     350,000     2,093.542      13.20       12.58          0.17

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute and the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Boynton Commons, as of July 17, 1999, of $30,750,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Item 7. Financial Statements and Exhibits


                         Index to Financial Statements
                                                                     Page

Pro Forma Consolidated Balance Sheet (unaudited)
  at March 31, 1999................................................. F- 1

Notes to Pro Forma Consolidated Balance Sheet (unaudited)
  at March 31, 1999................................................. F- 3

Pro Forma Consolidated Statement of Operations (unaudited)
  of the Company for the three months ended March 31, 1999.......... F- 6

Notes to Pro Forma Consolidated Statement of Operations (unaudited)
  for the three months ended March 31, 1999......................... F- 8

Pro Forma Consolidated Statement of Operations (unaudited)
  of the Company for the year ended December 31, 1998............... F-10

Notes to Pro Forma Consolidated Statement of Operations (unaudited)
  for the year ended December 31, 1998.............................. F-12


Boynton Commons Shopping Center:

Independent Auditors' Report........................................ F-16

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1998.............................. F-17

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses for the year ended December 31, 1998........... F-18

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the three months ended March 31, 1999............. F-20

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses (unaudited) for the three months ended
  March 31, 1999.................................................... F-21

                                  SIGNATURES



The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        Inland Retail Real Estate Trust, Inc.
                                   (Registrant)



                        By:/s/ BARRY L. LAZARUS
                            Barry L. Lazarus
                            President, Chief Operating Officer,
                            Treasurer and Chief Financial Officer


Date:     August 4, 1999

                    Inland Retail Real Estate Trust, Inc.
                    Pro Forma Consolidated Balance Sheet
                               March 31, 1999
                                 (unaudited)


The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisition of the properties indicated in Note B had occurred on March 31, 1999.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1999, nor does it purport to represent our future financial position. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                     Inland Retail Real Estate Trust, Inc.
                     Pro Forma Consolidated Balance Sheet
                                March 31, 1999
                                  (unaudited)


                                         Pro Forma
                                        Adjustments
                                       -------------
                              (A)         Property       Pro Forma
                           Historical   Acquisitions    as adjusted
                          ------------ --------------- ------------
Assets
------
Net investment in
  properties(B).........  $      -        60,500,848    60,500,848
Cash.....................     206,732        444,929       651,661
Escrowed funds (A).......     978,514           -          978,514
Deferred Offering costs..   1,359,424           -        1,359,424
Other assets (E).........        -           334,288       334,288
                          ------------ --------------  ------------
Total assets............. $ 2,544,670     61,280,065    63,824,735
                          ============ ==============  ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate taxes        -           113,192       113,192
Security deposits........        -            91,655        91,655
Mortgages payable (D)....        -        45,735,605    45,735,605
Liability for
  subscriptions received.     978,514           -          978,514
Accounts payable.........       4,732           -            4,732
Accrued interest payable.        -           301,463       301,463
Other liabilities........        -            66,149        66,149
Due to Affiliates........   1,359,424           -        1,359,424
Minority interest in
  partnership (C)........       2,000           -            2,000
                          ------------ --------------  ------------
Total liabilities........   2,344,670     46,308,064    48,652,734
                          ------------ --------------  ------------

Common Stock.............         200         17,474        17,674
Additional paid in
  capital (net of
  Offering costs)........     199,800     14,954,527    15,154,327
                          ------------ --------------  ------------
Total Stockholders'
  equity.................     200,000     14,972,001(F) 15,172,001
                          ------------ --------------  ------------
Total liabilities and
  Stockholders' equity... $ 2,544,670     61,280,065    63,824,735
                          ============ ==============  ============



        See accompanying notes to pro forma consolidated balance sheet.

                     Inland Retail Real Estate Trust, Inc.
                 Notes to Pro Forma Consolidated Balance Sheet
                                March 31, 1999
                                  (unaudited)


(A) The historical column represents our Consolidated Balance Sheet as of March 31, 1999. We were formed on September 3, 1998. As of March 31, 1999, subscriptions for a total of 97,851 Shares had been received from the public at $10 per Share resulting in $978,514 in Gross Offering Proceeds. Subscriber funds are currently held in an interest-bearing escrow account until proceeds equal to the Minimum Offering have been received. As of May 3, 1999, we had sold Shares in excess of the Minimum Offering, accordingly, proceeds of the Offering which had been in escrow were released to the Company. In addition, we have received the Advisor's capital contribution of $200,000 for which it was issued 20,000 Shares. As of March 31, 1999, the Advisor advanced approximately $1,359,000 to us for costs incurred with the Offering.


                     Inland Retail Real Estate Trust, Inc.
                 Notes to Pro Forma Consolidated Balance Sheet
                                March 31, 1999
                                  (unaudited)

                                  (continued)

(B) The pro forma adjustments reflect the acquisition of the following properties:

                                         Merchant                    Boynton       Total
                           Lake Walden    Square     Town Center     Commons      Property
                           Acquisition  Acquisition  Acquisition   Acquisition  Acquisition
                          ------------ ------------- ------------ ------------ ------------
Assets
------
Net investment in
  properties............. $14,538,984     5,742,042    9,656,381   30,563,441   60,500,848
Cash.....................        -           96,462         -         348,467      444,929
Other assets (E).........     278,396        55,892         -            -         334,288
                          ------------ ------------- ------------ ------------ ------------
Total assets............. $14,817,380     5,894,396    9,656,381   30,911,908   61,280,065
                          ============ ============= ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real
  estate taxes...........      43,585        27,035       22,000       20,572      113,192
Security deposits........      38,712         7,088       19,443       26,412       91,655
Mortgages payable (D)....  10,933,971     4,279,053    7,600,000   22,922,581   45,735,605
Accrued interest payable.     301,463          -            -            -         301,463
Other liabilities........        -             -          66,149         -          66,149
                          ------------ ------------- ------------ ------------ ------------
Total liabilities........  11,317,731     4,313,176    7,707,592   22,959,565   46,308,064
                          ------------ ------------- ------------ ------------ ------------

Common Stock.............       4,134         1,839        2,266        9,235       17,474
Additional paid in
  capital (net of
  Offering costs)........   3,495,515     1,579,381    1,946,523    7,933,108   14,954,527
                          ------------ ------------- ------------ ------------ ------------
Total Stockholders'
  equity (F).............   3,499,649     1,581,220    1,948,789    7,942,343   14,972,001
                          ------------ ------------- ------------ ------------ ------------
Total liabilities and
  Stockholders' equity... $14,817,380     5,894,396    9,656,381   30,911,908   61,280,065
                          ============ ============= ============ ============ ============


                     Inland Retail Real Estate Trust, Inc.
                 Notes to Pro Forma Consolidated Balance Sheet
                                March 31, 1999
                                  (unaudited)

                                  (continued)


(C) The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.

(D) Represents the first mortgage loans assumed in conjunction with the acquisition of properties indicated in Note B. These mortgage loans with an aggregate principal balance of approximately $45,000,000 are payable to third parties at interest rates ranging from 7.0% to 7.6% per annum and maturities ranging from March 2000 to November 2008. This also represents debt payable to an affiliate with a principal balance of approximately $800,000 which is payable at an interest rate of 10.9% per annum and matures April 2000.

(E) Represents real estate tax and insurance escrows held.

(F) Additional offering proceeds of $17,674,000, net of offering costs of $2,701,999 are reflected as received as of March 31, 1999. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                     Inland Retail Real Estate Trust, Inc.
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1999
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Statement of Operations as though they occurred on January 1, 1998.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 1999, nor does it purport to represent our future financial position. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                     Inland Retail Real Estate Trust, Inc.
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1999
                                  (unaudited)



                                   Historical
                                  ------------
                                    Company      Pro Forma
                                       (A)      Adjustment   Pro Forma
                                  ------------ ------------ -----------

Rental income.................... $      -       1,345,940   1,345,940
Operating expense and real
  estate tax recoveries..........        -         351,752     351,752
                                  ------------ ------------ -----------
Total income.....................        -       1,697,692   1,697,692
                                  ------------ ------------ -----------

Advisor asset management fee (C).        -         151,277     151,277
Property operating expenses......        -         466,565     466,565
Management fee (G)...............        -          76,913      76,913
Interest expense (H).............        -         823,389     823,389
Depreciation (D).................        -         417,972     417,972
                                  ------------ ------------ -----------
Total expenses...................        -       1,936,116   1,936,116
                                                            -----------
Net loss applicable to
  common shareholders (F)........                           $ (238,424)
                                                            ===========

Weighted average number of
  shares of common stock
  outstanding (E)................                            1,767,400
                                                            ===========

Basic and diluted net loss
  per weighted average
  shares of common stock
  outstanding (E)................                           $     (.13)
                                                            ===========














         See accompanying notes to pro forma statement of operations.

                     Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1999
                                  (unaudited)

(A) Historical information is not applicable as we had no operations through March 31, 1999.

(B) Total pro forma adjustments for acquisitions are as though they were acquired January 1, 1998.


                         Lake     Merchants      Town      Boynton      Total
                        Walden     Square       Center     Commons    Pro Forma
                      ---------- ----------- ----------- ----------- -----------
Rental income........ $ 445,882     145,500     185,358     569,200   1,345,940
Additional rental
  income.............   113,183      52,274      23,771     162,524     351,752
                      ---------- ----------- ----------- ----------- -----------
Total income.........   559,065     197,774     209,129     731,724   1,697,692
                      ---------- ----------- ----------- ----------- -----------
Advisor asset
  management fee (C).    36,373      14,355      24,140      76,409     151,277
Property operating
  expenses...........   139,665      51,797      41,380     233,723     466,565
Management fee (G)...    25,803      10,803       7,379      32,928      76,913
Interest expense (H).   214,458      80,232     133,402     395,297     823,389
Depreciation (D).....   111,969      48,102      60,843     197,058     417,972
                      ---------- ----------- ----------- ----------- -----------
Total expenses.......   528,268     205,289     267,144     935,415   1,936,116
                      ---------- ----------- ----------- ----------- -----------
Net income (loss)....    30,797      (7,515)    (58,015)   (203,691)   (238,424)
                      ========== =========== =========== =========== ===========


(C) The advisor asset management fee has been calculated as 1% of the cost of acquisition of the properties, prorated for the 3 months.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(E) The pro forma weighted average shares of common stock outstanding for the three months ended March 31, 1999 was calculated by estiamting the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been not included.

(G) Management fees are calculated as 4.5% of gross revenues.

                     Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1999
                                  (unaudited)


(H) As part of the acquisition of these properties, the Company assumed existing debt. The pro forma adjustments relating to interest expense were based on the following terms:

    Lake Walden

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Walden Square of approximately $10,100,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997, has an annual interest rate of 7.63% and requires monthly principal and interest payments.

    In addition, as part of the acquisition, the Company assumed a second mortgage debt of approximately $800,000 with an interest rate of 10.9%.

    Merchants Square

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Merchants Square Shopping Center of approximately $4,300,000 in connection with the acquisition. The assumed debt, which originated October 9, 1998, has an annual interest rate of 7.5% and requires monthly principal and interest payments.

    Town Center

    Inland Retail Real  Estate  Trust,  Inc.  assumed  the outstanding mortgage debts related to Town Center totaling approximately $7,600,000 in connection with the acquisition. The assumed debts, which originated April 13, 1999, have annual interest rates ranging from 175 points over LIBOR (currently 6.7%) to 7%.

    Boynton Commons

    As part of the  acquisition,  the  Company assumed the outstanding mortgage debts related to Boynton Commons Shopping Center of approximately $22,900,000. The assumed debts, which were modified March 19, 1999, have annual interest rates of 175 points over LIBOR (currently 6.7%) and 7.21%, respectively.

                     Inland Retail Real Estate Trust, Inc.
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Statement of Operations as though they occurred on January 1, 1998 except for Town Center which was completed late in the fourth quarter of 1998 and significant operations had not yet begun.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1998, nor does it purport to represent our future financial position. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                     Inland Retail Real Estate Trust, Inc.
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)


                                    Historical
                                   -------------
                                                   Pro Forma
                                      Company     Adjustment
                                        (A)          (B)      Pro Forma
                                   ------------- ----------- ------------

Rental income..................... $      -       3,855,282    3,855,282
Operating expense and real
  estate tax recoveries...........        -         743,310      743,310
                                   ------------- ----------- ------------
Total income......................        -       4,598,592    4,598,592
                                   ------------- ----------- ------------

Advisor asset management fee (E)..        -         508,549      508,549
Property operating expenses.......        -         839,375      839,375
Management fee (G)................        -         208,659      208,659
Interest expense (H)..............        -       2,772,963    2,772,963
Depreciation (C)..................        -       1,428,529    1,428,529
                                   ------------- ----------- ------------
Total expenses....................        -       5,758,075    5,758,075
                                                             ------------
Net loss applicable to
  common shareholders (F).........                           $(1,159,483)
                                                             ============

Weighted average number of
  shares of common stock
  outstanding (D).................                             1,767,400
                                                             ============

Basic and diluted net loss
  per weighted average
  shares of common stock
  outstanding (D).................                           $      (.66)
                                                             ============














            See accompanying notes to pro forma statement of operations.

                     Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)

(A) Historical information is not applicable as we had no operations through December 31, 1998.

(B) Total pro forma adjustments for acquisitions are as though they were acquired January 1, 1998.

                                   Lake     Merchants   Boynton       Total
                                  Walden     Square     Commons     Pro Forma
                               ----------- ----------- ----------- -----------
    Rental income............. $1,636,260     582,001   1,637,021   3,855,282
    Additional rental income..    307,229     173,038     263,043     743,310
                               ----------- ----------- ----------- -----------
    Total income..............  1,943,489     755,039   1,900,064   4,598,592
                               ----------- ----------- ----------- -----------
    Advisor asset
      management fee (E)......    145,495      57,420     305,634     508,549
    Property operating
      expenses................    381,443     169,316     288,616     839,375
    Management fees (G).......     87,975      35,181      85,503     208,659
    Interest expense (H)......    869,275     322,500   1,581,188   2,772,963
    Depreciation (C)..........    447,882     192,416     788,231   1,428,529
                               ----------- ----------- ----------- -----------
    Total expenses............  1,932,070     776,833   3,049,172   5,758,075
                               ----------- ----------- ----------  -----------
    Net income (loss).........     11,419     (21,794) (1,149,108) (1,159,483)
                               =========== =========== =========== ===========

    Acquisition of Lake Walden Square, Plant City, Florida

    Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1998 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                       Lake Walden Square
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               ------------ ----------- -----------
    Rental income............. $ 1,636,260        -      1,636,260
    Additional rental income..     307,229        -        307,229
                               ------------ ----------- -----------
    Total income..............   1,943,489        -      1,943,489
                               ------------ ----------- -----------
    Advisor asset
      management fee (E)......        -        145,495     145,495
    Property operating
      expenses................     381,443        -        381,443
    Management fees (G).......      87,975        -         87,975
    Interest expense (H)......     782,075      87,200     869,275
    Depreciation (C)..........        -        447,882     447,882
                               ------------ ----------- -----------
    Total expenses............   1,251,493     680,577   1,932,070
                               ------------ ----------- -----------
    Net income (loss)......... $   691,996    (680,577)     11,419
                               ============ =========== ===========

                     Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)

    Acquisition of Merchants Square, Zephyrhills, Florida

    Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1998 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Merchants Square
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               ------------ ----------- -----------
    Rental income............. $   582,001        -        582,001
    Additional rental income..     173,038        -        173,038
                               ------------ ----------- -----------
    Total income..............     755,039        -        755,039
                               ------------ ----------- -----------
    Advisor asset
      management fee (E).....         -         57,420      57,420
    Property operating
      expenses................     169,316        -        169,316
    Management fees (G).......      35,181        -         35,181
    Interest expense (H)......      72,305     250,195     322,500
    Depreciation (C)..........        -        192,416     192,416
                               ------------ ----------- -----------
    Total expenses............     276,802     500,031     776,833
                               ------------ ----------- -----------
    Net income (loss)......... $   478,237    (500,031)    (21,794)
                               ============ =========== ===========

    Acquisition of Boynton Commons, Boynton Beach, Florida

    Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1998 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Boynton Commons
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               ------------ ----------- -----------
    Rental income............. $ 1,637,021        -      1,637,021
    Additional rental income..     263,043        -        263,043
                               ------------ ----------- -----------
    Total income..............   1,900,064        -      1,900,064
                               ------------ ----------- -----------
    Advisor asset
      management fee (E)......        -        305,634     305,634
    Property operating
      expenses................     288,616        -        288,616
    Management fees (G).......      49,111      36,392      85,503
    Interest expense (H)......   1,515,721      65,467   1,581,188
    Depreciation (C)..........        -        788,231     788,231
                               ------------ ----------- -----------
    Total expenses............   1,853,448   1,195,724   3,049,172
                               ------------ ----------- -----------
    Net income (loss)......... $    46,616  (1,195,724) (1,149,108)
                               ============ =========== ===========

                     Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)


(C) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements is based upon values stated in the related appraisal.

(D) The pro forma weighted average number of shares of common stock for the year ended December 31, 1998 was calculated by estimating the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(E) The Advisor asset management fee has been calculated as 1% of the cost of acquisition of the properties

(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been not included.

(G) Management fees are calculated at 4.5% of gross revenues.

                     Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)


(H) As part of the acquisition of these properties, the Company assumed existing debt. The pro forma adjustments relating to interest expense were based on the following terms:

    Lake Walden

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Walden Square of approximately $10,100,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997, has an annual interest rate of 7.63% and requires monthly principal and interest payments.

    In addition, as part of the acquisition, the Company assumed a second mortgage debt of approximately $800,000 with an interest rate of 10.9%.

    Merchants Square

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Merchants Square Shopping Center of approximately $4,300,000 in connection with the acquisition. The assumed debt, which originated October 9, 1998, has an annual interest rate of 7.5% and requires monthly principal and interest payments.

    Boynton Commons

    As part of the  acquisition,  the  Company assumed the outstanding mortgage debts related to Boynton Commons Shopping Center of approximately $22,900,000. The assumed debts, which were modified March 19, 1999, have annual interest rates of 175 points over LIBOR (currently 6.7%) and 7.21%, respectively.

                         Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Boynton Commons Shopping Center for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No.1 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Boynton Commons Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Boynton Commons Shopping Center for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                     /s/ KPMG LLP


Chicago, Illinois
March 18, 1999

                        Boynton Commons Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998




Gross income:
  Base rental income.............................. $1,637,021
  Operating expense and real estate
    tax recoveries................................    262,713
  Other income....................................        330
                                                   -----------
  Total Gross Income..............................  1,900,064
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    198,598
  Operating expenses..............................     47,748
  Management Fees.................................     49,111
  Insurance.......................................     10,966
  Utilities.......................................     31,304
  Interest Expense................................  1,515,721
                                                   -----------
  Total direct operating expenses.................  1,853,448
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $   46,616
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                        Boynton Commons Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


1.  Business

    Boynton Commons Shopping Center (Boynton Commons) is located in Boynton Beach, Florida. Phases of the property were open in 1997, however, tenant space was still under construction through October of 1998. It consists of approximately 212,000 square feet of gross leasable area and was 89% leased and occupied at December 31, 1998. Approximately 13% of Boynton Commons is leased to one tenant representing approximately 24% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Boynton Commons from an unaffiliated third party (seller) on behalf of Inland Retail Real Estate Trust, Inc. on March 19, 1999. Inland Retail Real Estate Trust, Inc. will acquire Boynton Commons from this affiliate at their cost upon receipt of proceeds from an equity offering.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No.1 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Boynton Commons' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Boynton Commons to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Boynton Commons leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Boynton Commons is reimbursed for common area, real estate taxes and insurance costs. Certain leases contain renewal options at various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $168,760 for the year ended December 31, 1998.

                        Boynton Commons Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                                Year          Amount
                                ----          ------
                                1999        $ 2,546,237
                                2000          2,565,645
                                2001          2,576,560
                                2002          2,585,143
                              Thereafter     38,163,356
                                            -----------
                                            $48,436,941
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Boynton Commons. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

    Boynton Commons is managed by an affiliate of the seller pursuant to the terms of an management agreement for an annual fee of 3% of base rents. Subsequent to the sale of Boynton Commons (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

    Inland Retail Real Estate Trust, Inc. will assume the outstanding debt of approximately $22,000,000 in connection with the acquisition. Approximately $15,000,000 of this debt has a term of seven years and a fixed rate of 7% payable in monthly installments of interest only. The remaining $7,000,000 is payable in monthly installments of interest only at a floating rate and is due in March 2000.

    In connection with the acquisition of Boynton Commons by an Affiliate
    (note 1), the original debt, noted above, was modified. The principal balance was increased to approximately $22,900,000 and the fixed interest rate was increased to 7.21%. The remaining terms were unchanged. Inland Retail Real Estate Trust, Inc. is expected to assume this modified debt in connection with their acquisition. The additional interest expense associated with the modification, which occurred in March 1999, was excluded from the Historical Summary.

                        Boynton Commons Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                       Three months ended March 31, 1999
                                  (unaudited)




Gross income:
  Base rental income.............................. $  569,200
  Operating expense and real estate
    tax and insurance recoveries..................    162,524
                                                   -----------
  Total Gross Income..............................    731,724
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    133,109
  Management Fees.................................     32,928
  Real estate taxes...............................     94,098
  Insurance.......................................      6,516
  Interest Expense................................    395,297
                                                   -----------
  Total direct operating expenses.................    661,948
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $   69,776
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                        Boynton Commons Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                       Three months ended March 31, 1999
                                  (unaudited)


1. Basis of Presentation

   The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 1999 has been prepared from operating statements provided by the owners of the property during that period and requires management of Boynton Commons Shopping Center to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

   In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. As part of the acquisition, the Company assumed the outstanding mortgage debts related to Boynton Commons Shopping Center of approximately $22,900,000. The assumed debts, which were modified March 19, 1999, have annual interest rates of 175 points over LIBOR (currently 6.7%) and 7.21%, respectively.